Beadle, McBride, Evans & Reeves, LLP
accountants and consultants

2285 Renaissance Drive
Las Vegas, NV 89119
Tel: (702) 597-0010
Fax: (702) 597-2767
www.bmercpa.com

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Annual Report on Form 10-KSB under the securities Exchange Ace of 1934 of Strategic Gaming Investments, Inc, for the year ended December 31, 2006 of our report dated April 17, 2007.

Beadle McBride Evans & Reeves LLP

Las Vegas, Nevada
March 31, 2008